Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 25, 2023, with respect to the consolidated financial statements of Taoping Inc. and subsidiaries (the “Company”) as of and for the years ended December 31, 2022 and 2021, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts”.

PKF Littlejohn LLP
London, United Kingdom
August 22, 2023